Exhibit 24

POWER OF ATTORNEY

Know all by these presents that the undersigned, does hereby make, constitute and appoint each of Mark Solls, Liuba Baban and Anitra Fludd, or any one of
them, as a true and lawful attorney-in-fact of the undersigned with full powers of substitution and revocation, for and in the name, place and stead of the undersigned (in the undersigneds individual capacity), to execute and deliver such forms that the undersigned may be required to file with the U.S. Securities and Exchange Commission as a result of the undersigneds ownership of or transactions in securities of Invitation Homes Inc. (i) pursuant to Section
16(a) of the Securities Exchange Act of 1934, as amended, including without limitation, statements on Form 3, Form 4 and Form 5 (including any amendments thereto) and (ii) in connection with any applications for EDGAR access codes or any other documents necessary or appropriate to obtain codes and passwords enabling the undersigned to make electronic filings with the Securities and
Exchange Commission, including without limitation, the Form ID. The Power of
Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with regard to his  ownership of, or transactions in, securities of Invitation Homes Inc., unless earlier revoked in writing. The undersigned acknowledges that Mark Solls, Liuba Baban and Anitra
Fludd are not assuming any of the undersigneds responsibilities to comply with
Section 16 of the Securities Exchange Act of 1934, as amended.

By:/s/ Scott G. Eisen
Name: Scott G. Eisen

Date: August 1, 2023